Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT1

	NAME OF SUBSIDIARY	JURISDICTION OF INCORPORATION

1.	NICUSA, Inc.*	Kansas, U.S.
2.	Kansas Information Consortium, LLC**	Kansas, U.S.
3.	Indiana Interactive, LLC**	Indiana, U.S.
4.	Arkansas Information Consortium, LLC**	Arkansas, U.S.
5.	Nebraska Interactive, LLC**	Nebraska, U.S.
6.	Virginia Interactive, LLC**	Virginia, U.S.
7.	Iowa Interactive, LLC**	Iowa, U.S.
8	Montana Interactive, LLC**	Montana, U.S.
9.	Maine Information Network, LLC**	Maine, U.S.
10.	Utah Interactive, LLC**	Utah, U.S.
11.	Hawaii Information Consortium, LLC**	Hawaii, U.S.
12.	Idaho Information Consortium, LLC**	Idaho, U.S.
13.	Illinois Interactive, LLC**	Illinois, U.S.
14.	NIC Federal, LLC**	Kansas, U.S.
15.	National Online Registries, LLC**	Colorado, U.S.
16.	Alabama Interactive, LLC**	Alabama, U.S.
17.	Kentucky Interactive, LLC**	Kentucky, U.S.
18.	NIC Solutions, LLC**	Colorado, U.S.
19.	South Carolina Interactive, LLC**	South Carolina, U.S.
20.	Colorado Interactive, LLC**	Colorado, U.S.
21	Local Government Online Indiana, LLC**	Indiana, U.S.
22.	Vermont Information Consortium, LLC**	Vermont, U.S.
23.	Oklahoma Interactive, LLC**	Oklahoma, U.S.
24.	Rhode Island Interactive, LLC**	Rhode Island, U.S.
25.	NIC Services, LLC*	Colorado, U.S.
26.	West Virginia Interactive, LLC**	West Virginia, U.S.
27.	Texas NICUSA, LLC**	Texas, U.S.
28.	New Mexico Interactive, LLC**	New Mexico, U.S.
29.	New Jersey Interactive, LLC**	New Jersey, U.S.
30.	Mississippi Interactive, LLC**	Mississippi, U.S.
31.	Maryland Interactive, LLC**	Maryland, U.S.
32.	Michigan Interactive, LLC**	Michigan, U.S.
33.	Oregon Information Consortium, LLC**	Oregon, U.S.
34.	Software Exchange, LLC*	Kansas, U.S.
35.	Pennsylvania Interactive, LLC**	Pennsylvania, U.S.
36.	Wisconsin Interactive Network, LLC**	Wisconsin, U.S.
37.	Connecticut Interactive, LLC**	Connecticut, U.S.
38.	Louisiana Interactive, LLC**	Louisiana, U.S.
*Wholly owned subsidiary of NIC Inc.
**Wholly owned subsidiary of NICUSA, Inc.
1 This list may omit the names of certain subsidiaries that, as of December 31, 2017, would not be deemed “significant subsidiaries” as defined in Rule 1-02(w) of Regulation S-X if considered in the aggregate.